UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2013, NuVasive, Inc. (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”). As of March 27, 2013, the record date of the Annual Meeting, there were 44,205,838 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 40,593,505 shares of the Company’s common stock were represented in person or by proxy. The Company’s stockholders elected three Class III directors and approved each of the two other proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the Securities and Exchange Commission (“SEC”) on April 8, 2013. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal 1:

Each of Alexis V. Lukianov, Jack R. Blair and Peter M. Leddy, Ph.D. was elected as a Class III director to hold office until the 2016 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alexis V. Lukianov	34,214,916	2,140,289	7,422	4,230,878
Jack R. Blair	26,657,124	9,698,361	7,142	4,230,878
Peter M. Leddy, Ph.D.	27,405,584	8,949,992	7,051	4,230,878

Each of Peter C. Farrell, Ph.D., AM, Lesley H. Howe, Robert J. Hunt, Eileen M. More and Richard W. Treharne, Ph.D. continue to serve as directors of the Company after the Annual Meeting.

Proposal 2:

Approval by the Company’s stockholders by advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, passed by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,331,257	8,944,256	87,114	4,230,878

Proposal 3:

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the following vote:

Votes For	Votes Against	Abstentions
40,481,140	97,300	15,065

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: May 29, 2013	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel